Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MyoKardia, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2017, as filed with the Securities and Exchange Commission (the “Report”), Tassos Gianakakos, Chief Executive Officer of the Company, and Jake Bauer, Senior Vice President, Finance and Corporate Development (Principal Financial and Accounting Officer) of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2017

/s/ Tassos Gianakakos
Tassos Gianakakos
Chief Executive Officer (Principal Executive Officer)

/s/ Jacob Bauer
Jacob Bauer Senior Vice President, Finance and Corporate Development (Principal Financial and Accounting Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), has been provided to MyoKardia, Inc. and will be retained by MyoKardia, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MyoKardia, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.